Exhibit 21

ARRIS International plc & Subsidiaries

(as of March 1, 2018)

ARRIS International plc, (UK), stock is publicly traded
ARRIS Financing II S.á r.L (Luxembourg)
ARRIS Ireland Financing Unlimited Company (Ireland)
ARRIS Holdings S.à r.L (Luxembourg)
ARRIS U.S. Holdings, Inc. (Delaware)
Pace Americas Investments LLC (Delaware)
ARRIS Ruckus Government Solutions, Inc. (Delaware)
Ruckus Wireless, Inc. (Delaware)
Brocade Israel Ltd (Israel)
Ruckus Wireless IL Ltd (Israel)
Brocade Communications Systems KK (Japan)
Ruckus Wireless Japan GK (Japan)
Ruckus International Brazil Representacoes Ltda. (Brazil)
Ruckus Wireless International, Inc (Delaware)
Australia Branch.
Hong Kong Branch
Taiwan Branch
Brocade US Holdings LLC (Delaware)
Brocade Group Holdings, LP (Cayman)
Ruckus Wireless Technology Ltd. (Cayman)
Brocade LUX Holdings S.a r.L (Luxembourg)
Brocade Communications Systems Taiwan Ltd. (Taiwan)
Brocade Communications Singapore Pte. Ltd.
Ruckus Wireless Singapore Pte. Ltd.
Ruckus Wireless Network Technology (Shenzhen) Co. Ltd. (China)
Beijing Branch
Ruckus Wireless Private Ltd. (India)
Ruckus Wireless UK Ltd. (UK)
ARRIS Group Inc., (Delaware)
ARRIS Solutions, Inc. (Delaware)
ARRIS Broadband Solutions, Ltd. (Israel)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
France Branch
U.K. Branch
ARRIS International Iberia S.L. (Spain)
ARRIS Group de Mexico S.A. de C.V. (Mexico)
C-COR Solutions Pvt. Ltd. (India) - dormant
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico) - dormant
ANTEC International Corporation (Barbados) - dormant
ARRIS STB Mexico S.A. de C.V. (Mexico)
2Wire Singapore Pte. Ltd. (Singapore)
Kenati Technologies, Inc. (Delaware)
2Wire Development Center Private Limited (India)
Aurora Networks International LLC (Delaware)
China Rep Office
ARRIS Technology, Inc. (Delaware)
Malaysia Branch
ARRIS Enterprises LLC (Delaware)
ARRIS Global Services, Inc., (Delaware)
ARRIS Telecomunicações do Brasil Ltda (Brazil)
ARRIS Group Japan K.K. (Japan)
ARRIS Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzhen) Co., Ltd. (China)
Beijing Branch
Shanghai Branch
Jerrold DC Radio, Inc. (Delaware)
ARRIS France S.A.S. (France)
ARRIS Poland Sp. z o.o. (Poland)
ARRIS Solutions Spain S.L. (Spain)

ARRIS de Argentina S.A. (Argentina)
ARRIS Telecomunicaciones Chile Ltda. (Chile)
ARRIS de Colombia S.A.S. (Colombia)
ARRIS de Mexico S.A. de C.V. (Mexico)
ARRIS de Peru SRL (Peru)
ARRIS Group Australia Pty. Ltd. (Australia)
ARRIS Hong Kong Limited (Hong Kong)
ARRIS Group Korea, Inc. (Korea)
ARRIS Solutions Malaysia Sdn Bhd (Malaysia)
ARRIS Singapore Pte. Ltd. (Singapore)
ARRIS Solutions U.K. Ltd. (U.K.)
U.A.E. Branch, Dubai
ARRIS Canada, Inc. (Canada)
ARRIS Solutions Denmark ApS
ARRIS Taiwan, Ltd. (Taiwan)
ARRIS Global Procurement Ltd. (Hong Kong)
Singapore Branch
Taiwan Branch
ARRIS Technology (Hangzhou) Ltd. (China)
Beijing Branch
Shanghai Branch
GIC International Capital LLC (Delaware)
ARRIS Solutions Germany GmbH (Germany)
ARRIS Sweden A.B. (Sweden)
GIC International Holdco LLC (Delaware)
ARRIS del Ecuador S.A. (Ecuador)
ARRIS de Guatemala S.A. (Guatemala)
ARRIS Belgium BVBA (Belgium)
ARRIS Solutions Portugal Unipessoal Ltd. (Portugal)
ARRIS New Zealand Ltd. (New Zealand)
ARRIS Telekomunikasyon Cihazlari Limited Sirketi (Turkey)
ARRIS Group Russia LLC (Russia)
ARRIS Global Ltd. (UK)
Pace Aus Pty. Ltd. (Australia)
ARRIS Group India Private Limited (India)
Pace Asia Pacific Ltd. (Hong Kong)
Pace Electronic Devices Technology Consulting (Shenzhen) Co. Ltd. (China)
Latens Systems Ltd. (UK – N. Ireland)
Latens Services Ltd. (UK – N. Ireland)
Latens Systems Israel Ltd. (Israel)
Latens Systems LLC (Georgia)
Latens Systems (India) Private Limited (India)
Pace Operations Ltd. (UK)
Pace Micro Technology Ltd. (UK)
ARRIS International IP Ltd. (UK)
ARRIS Indústria Eletrônica do Brasil Ltda (Brazil)
ARRIS Solutions France S.A.S. (France)
Pace Asia Home Networks Sdn. Bhd. (Malaysia)
Pace Iberia S.L.U. (Spain)
Pace Advanced Consumer Electronics Ltd. (UK)
Pace East Trading Ltd. (UK)
Pace International ME FZE (U.A.E.)
Pace International Luxembourg S.à r.L (Luxembourg)
Pace Distribution (Overseas) Ltd. (UK)
Pace Overseas Distribution Ltd. (UK)
ARRIS South Africa (Pty) Ltd. (S. Africa)